Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-275648 on Form S-4 of our reports dated June 22, 2023 relating to the consolidated financial statements of MiX Telematics Limited and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche

Johannesburg, South Africa
January 22, 2024